Exhibit 10.24

Pledge Agreement

This Pledge Agreement dated as of June 11, 2001 (the “Pledge Agreement”) is made by and among Interlink Electronics, Inc., a Delaware corporation (the “Company”), and E. Michael Thoben (“Pledgor”).

Recitals

A. The Company has agreed to loan Pledgor the sum of $132,652 payable over a 3-year period, as evidenced by a secured promissory note dated the date hereof (the “Note”). A copy of the Note is attached hereto as Exhibit A.

B. Pledgor wishes to grant security and assurance to the Company in order to secure Pledgor’s performance of his obligations under the Note, and therefore is entering into this Pledge Agreement.

Agreement

Now, therefore, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Pledge. As security for the payment of the principal of and interest on the Note, Pledgor hereby delivers, pledges and assigns to the Company and creates in the Company a security interest in options to purchase 25,943 shares of the Company’s common stock owned by Pledgor. The options have a value equal to 150% of the principal amount due under the Note (hereinafter, the “Pledged Options”).

2. Administration of Security. The following provisions shall govern the administration of the Pledged Options:

(a)	So long as no Event of Default, as defined below, has occurred and is continuing, Pledgor shall be entitled to hold the Pledged Options in any manner, and similarly the Company shall have no rights to the Pledged Options.

(b)	The failure of the Pledgor to make any payment when due and payable under the Note shall constitute an Event of Default under this Pledge Agreement.

3. Remedies in Case of an Event of Default.

(a)	In case an Event of Default shall have occurred and be continuing, the Company shall have all of the remedies of a secured party under the California Uniform Commercial Code, and, without limiting the foregoing, shall have the right, subject to any necessary regulatory approvals, to sell, assign and deliver the whole or, from time to time, any part of the Pledged Options, or any interest in any part thereof (except the Company shall give 10 days’ notice to Pledgor of its intended rescission of the Pledged Options).

(b)	If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or disposition of the Pledged Options by the Company, pursuant to this Section 3, or any partial disposition of the Pledged Options, Pledgor will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use his best efforts to secure the same.

(c)	Neither failure nor delay on the part of the Company to exercise any right, remedy, power or privilege provided for herein or by statute or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

4. Pledgor’s Obligations Not Affected. The obligations of Pledgor under this Pledge Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by: (a) any subordination, amendment or modification of or addition or supplement to the Note, or any assignment or transfer of the Note; (b) any exercise or non-exercise by the Company of any right, remedy, power or privilege under or in respect of this Pledge Agreement, or the Note, or any waiver of any such right, remedy, power or privilege; (c) any waiver, consent, extension, indulgence or other action or inaction in respect of this Pledge Agreement or the Note, or any assignment or transfer of any thereof; or (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like, of the Company or its successors, whether or not Pledgor shall have notice or knowledge of any of the foregoing.

5. Transfer by Pledgor. Pledgor will not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber the Pledged Options or any interest therein; provided that, pursuant to the terms and conditions of the Note, Pledgor pays any and all unpaid principal and accrued interest owing thereunder with the proceeds from such disposition.

6. Attorney-in-Fact. The Company or its successor is hereby appointed the attorney-in-fact of Pledgor for the purpose of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument which the Company reasonably may deem necessary or advisable to accomplish the purposes hereof, including without limitation, the execution of the applications and other instruments described in Section 3(c), which appointment as attorney-in-fact is irrevocable as one coupled with an interest.

7. Release of Pledge; Termination. Upon each payment of principal and accrued interest under the Note, Pledged Options having a value equal to 150% of the principal amount paid shall be released from the terms of this Pledge Agreement. Upon payment in full of the principal and accrued interest under the Note and upon the due performance of and compliance with all the provisions of the Note, this Pledge Agreement shall terminate, and Pledgor shall be entitled to the return of such of the Pledged Options as has not theretofore been granted or otherwise applied pursuant to the provisions of this Pledge Agreement.

8. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, to Pledgor at Pledgor’s most recent address on the records of the Company and to the Company at the following address: 546 Flynn Road, Camarillo, California 93012. Either party may change its address for notice by notice given to the other in accordance with this Section 8.

9. Miscellaneous. The Company and its assigns shall have no obligation in respect of the Pledged Options, except to hold and dispose of the same in accordance with the terms of this Pledge Agreement. Neither this Pledge Agreement nor any provisions hereof may be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought. The provisions of this Pledge Agreement shall be binding upon the successors and assigns of Pledgor. The captions in this Pledge Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Pledge Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to the conflicts of laws rules thereof. This Pledge Agreement may be executed simultaneously in several counterparts, each of which is an original, but all of which together shall constitute one instrument.

10. Attorney Fees. If suit or action is filed by any party to enforce this Pledge Agreement or otherwise with respect to the subject matter of this Pledge Agreement, the prevailing party will be entitled to recover reasonable attorneys’ fees and expenses, as fixed by the appropriate court, incurred in preparation for and prosecution of such suit or action at trial, on appeal, and in connection with any petition for review.

[Signature page follows.]

In witness whereof, this Pledge Agreement has been duly executed and delivered by each of the parties to this Pledge Agreement as of the date first above written.

Company

Interlink Electronics, Inc.

By	/s/ PAUL D. MEYER

Print Name Paul D. Meyer
Title CFO & Secretary

Pledgor

/s/ E. MICHAEL THOBEN

Print Name E. Michael Thoben

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